CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of JJJ1, Inc., for the Quarter Ending January 31, 2008, I, Melanie Singer, Chief Executive Officer and Chief Financial Officer of JJJ1, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending January 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended January 31, 2008, fairly represents in all material respects, the financial condition and results of operations of JJJ1, Inc.

Dated: March 6, 2008

JJJ1, INC.

By: /s/ Melanie Singer
Chief Executive Officer and Chief Financial Officer